Exhibit 99.1

Shuttle Pharmaceuticals to Present at the Planet MicroCap Showcase: VEGAS 2024 on Wednesday, May 1, 2024 & 1x1 Meetings on Thursday, May 2, 2024

GAITHERSBURG, MD., April 23, 2024 — Shuttle Pharmaceuticals Holdings, Inc. (Nasdaq: SHPH), a discovery and development stage specialty pharmaceutical company focused on improving the outcomes of cancer patients treated with radiation therapy (“RT”), today announced that its Chief Executive Officer, Dr. Anatoly Dritschilo, will present at the Planet MicroCap Showcase: VEGAS 2024, on Wednesday, May 1, 2024 at 4:30pm PT. The Company will also host in person one-on-one meetings with investors on Thursday, May 2, 2024.

Dr. Dritschilo’s presentation will include an update on the Company’s progress toward clinical and scientific milestones of its Phase 2 Clinical Trial of Ropidoxuridine for treatment of patients with glioblastoma, a deadly malignancy of the brain with no known cure. Additionally, he will provide an update on the Company’s plans of its subsidiary, Shuttle Diagnostics, Inc., to develop predictive biomarkers for prostate cancer outcomes following radiation therapy, and novel PSMA ligand for theranostic applications.

Planet MicroCap Showcase: VEGAS 2024

Conference Location: Paris Hotel & Casino in Las Vegas, NV

Presentation Date: Wednesday, May 1, 2024

Presentation Time: 4:30pm PT (7:30pm ET)

Presentation Webcast: The webcasted presentation can be accessed at https://www.webcaster4.com/Webcast/Page/3026/50183 or on the Company’s website at https://shuttlepharma.com/investor-relations/. The webcast will also be available for replay following the event.

1x1 Meetings: Management will be participating in in-person one-on-one meetings at the event on Thursday, May 2, 2024. To arrange a meeting with management, please contact your Planet MicroCap representative, or Lytham Partners at SHPH@lythampartners.com.

About Shuttle Pharmaceuticals

Founded in 2012 by faculty members of the Georgetown University Medical Center, Shuttle Pharmaceuticals is a discovery and development stage specialty pharmaceutical company focused on improving the outcomes for cancer patients treated with radiation therapy (“RT”). Our mission is to improve the lives of cancer patients by developing therapies that are designed to maximize the effectiveness of RT while limiting the side effects of radiation in cancer treatment. Although RT is a proven modality for treating cancers, by developing radiation sensitizers, we aim to increase cancer cure rates, prolong patient survival and improve quality of life when used as a primary treatment or in combination with surgery, chemotherapy and immunotherapy. For more information, please visit our website at www.shuttlepharma.com.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995. Forward-looking statements may relate to statements concerning future results, strategy and plans of the Company (including certain statements which may be identified by the use of the words “plans,” “expects,” “does not expect,” “estimated,” “is expected,” “budget,” “scheduled,” “estimates,” “forecasts,” “intends,” “anticipates,” “does not anticipate” or “believes,” or variations of such words and phrases, or state that certain actions, events or results “may,” “could,” “would,” “might,” “projects,” “will,” “will be taken,” “occur” or “be achieved”). Forward-looking statements are based on the opinions and estimates of management of the Company, as of the date such statements are made, and they are subject to known and unknown risks, uncertainties, assumptions and other factors that may cause the actual results, performance or achievements to be materially different from those expressed or implied by such forward-looking statements. Additional information on these and other factors that may cause actual results and the Company’s performance to differ materially is included in the Company’s periodic reports filed with the SEC, including, but not limited to the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and subsequent Quarterly Reports on Form 10-Q. Copies of the Company’s filings with the SEC are available publicly on the SEC’s website at www.sec.gov. Readers are cautioned not to place undue reliance upon any forward-looking statements, which speak only as of the date made. These forward-looking statements are made only as of the date hereof, and the Company undertakes no obligations to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Shuttle Pharmaceuticals

Anatoly Dritschilo, M.D., CEO
240-403-4212
info@shuttlepharma.com

Investor Contacts

Lytham Partners, LLC

Robert Blum

602-889-9700

shph@lythampartners.com